As filed with the Securities and
Exchange Commission on August 10, 1999            Registration No. 333-____
________________________________________________________________________________

                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549
                          ______________________

                                 FORM S-8
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933
                          _______________________

                      ITT EDUCATIONAL SERVICES, INC.
          (Exact name of registrant as specified in its charter)

                DELAWARE                      36-2061311
      (State or other jurisdiction         (I.R.S. Employer
    of incorporation or organization)     Identification No.)

       5975 CASTLE CREEK PARKWAY,
     N. DRIVE, INDIANAPOLIS, INDIANA          46250-0466
(Address of Principal Executive Offices)      (Zip Code)

                 1999 OUTSIDE DIRECTORS STOCK OPTION PLAN
                         (Full title of the plan)

                              CLARK D. ELWOOD
  5975 CASTLE CREEK PARKWAY, N. DRIVE, INDIANAPOLIS, INDIANA  46250-0466
                  (Name and address of agent for service)

                              (317) 594-9499
       (Telephone number, including area code, of agent for service)

                                 COPY TO:
                            JAMES A. ASCHLEMAN
                              BAKER & DANIELS
                   300 NORTH MERIDIAN STREET, SUITE 2700
                        INDIANAPOLIS, INDIANA 46204
                              (317) 237-0300

                      CALCULATION OF REGISTRATION FEE

TITLE OF
SECURITIES  AMOUNT          PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
TO BE       TO BE           OFFERING PRICE     AGGREGATE OFFERING  REGISTRATION
REGISTERED  REGISTERED (1)  PER SHARE (2)      PRICE (2)           FEE

Common
Stock,
$0.01 par
value       250,000         $21.6875 (3)       $5,421,875 (3)      $1,507.28 (3)


(1)Pursuant to Rule 416 under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)It is impracticable to state the maximum offering price. Shares offered pursuant to stock options granted under the 1999 Outside Directors Stock Option Plan are to be offered at one hundred percent (100%) of the fair market value of one share of Common Stock of ITT Educational Services, Inc. on the date the option is granted.

(3)Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low sale prices of the Common Stock as reported by the NYSE on August 6, 1999, which was $21.6875 per share.

                                  PART I

             INFORMATION REQUIRED IN SECTION 10(A) PROSPECTUS

     The Section 10(a) prospectuses for the 1999 Outside Directors Stock Option Plan is not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Registration Statement.


                                  PART II

            INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The Company's Annual Report on Form 10-K for the year ended December 31, 1998 and the description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A filed pursuant to the
Securities Exchange Act of 1934 (the "Exchange Act"), including any amendments or reports filed for the purpose of updating such description, are incorporated herein by reference. All other reports filed pursuant to
Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year for which audited financial statements are contained in the annual report described above are incorporated herein by reference. All documents filed by the Company pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act after the date hereof and prior to the termination of the offering of the securities offered hereby shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents with the Commission. The Company will promptly provide without charge to each person to whom a prospectus is delivered, a copy of any or all information that has been incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into such information), upon the written or oral request of such person directed to the Secretary of the Company at its principal offices, 5975 Castle Creek Parkway, N. Drive, Indianapolis, Indiana 46250-0466,
(317) 594-9499.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Not Applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not Applicable.

ITEM 6.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.

     Reference is made to Article VI of the Company's Restated Certificate of Incorporation, filed as Exhibit 4.1 hereto, and Article VII of the Company's By-Laws, filed as Exhibit 4.2 hereto, which provides that the Company shall indemnify and advance expenses to its currently acting and former directors and officers, and may indemnify and advance expenses to its currently acting and former employees and agents, to the fullest extent permitted by applicable law, including the Delaware General Corporation Law, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than said law permitted the Company to provide prior to such amendment). The Company may also enter into one or more agreements with any person which provide for indemnification greater or different than that provided in Article VI of the Company's Restated Certificate of Incorporation. In addition, insurance policies provide for the indemnification of the Company's directors and officers, as well as for reimbursement of the Company for amounts paid by the Company above certain limits in indemnifying its directors and officers, for liabilities under the Securities Act, subject to applicable retentions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Not Applicable.

ITEM 8.  EXHIBITS.

     The list of Exhibits is incorporated herein by reference to the Index to Exhibits.

ITEM 9.  UNDERTAKINGS.

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii)To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant  pursuant to  section  13  or  section  15(d)  of  the
          Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

     (3)  To   remove  from  registration  by  means  of  a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Indianapolis, State of Indiana, on August 9, 1999.

                                ITT EDUCATIONAL SERVICES, INC.


                                By:      /S/      RENE     R.     CHAMPAGNE

                                     Rene R. Champagne
                                     Chairman, President and
                                     Chief Executive Officer


                             POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes each of Rene R. Champagne, Gene A. Baugh and Clark D. Elwood, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the registrant deems appropriate, and appoints each of Rene R. Champagne, Gene A. Baugh and Clark D. Elwood, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

SIGNATURES               CAPACITY                                   DATE

/S/ RENE R. CHAMPAGNE    Chairman, President, Chief Executive   August 9, 1999
Rene R. Champagne        Officer and Director (Principal
                         Executive Officer)

/S/ GENE A. BAUGH        Senior Vice President and Chief        August 9, 1999
Gene A. Baugh            Financial Officer (Principal
                         Financial Officer and Principal
                         Accounting Officer)

/S/ RAND V. ARASKOG      Director                               August 9, 1999
Rand V.  Araskog

/S/ JOHN E. DEAN         Director                               August 9, 1999
John E. Dean

/S/ JAMES D. FOWLER, Jr. Director                               August 9, 1999
James D. Fowler, Jr.

/S/ LESLIE LENKOWSKY     Director                               August 9, 1999
Leslie Lenkowsky

/S/ HARRIS N. MILLER     Director                               August 9, 1999
Harris N. Miller

/S/ DANIEL P. WEADOCK    Director                               August 9, 1999
Daniel P. Weadock

/S/ VIN WEBER            Director                               August 9, 1999
Vin  Weber

                             INDEX TO EXHIBITS

Exhibit                       DESCRIPTION OF EXHIBIT
   NO.

4.1 Restated Certificate of Incorporation of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3.1 to the Company's Quarterly Report on Form 10-Q for the period ending June 30, 1999, is incorporated by reference.)
4.2 By-Laws of the Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 4.2 to the Registrant's Registration Statement on Form S-8 (Registration No. 333-38883) is incorporated herein by reference.)
4.3     1999 Outside Directors Stock Option Plan of the Registrant.
5 Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.
23.1    Consent of PricewaterhouseCoopers LLP.
23.2 Consent of Baker & Daniels (included in the Baker & Daniels Opinion filed as Exhibit 5).
24 Powers of Attorney (included on the Signature Page of the Registration Statement).